                                                                   EXHIBIT 10.37



                   AMENDMENT NUMBER 4 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NUMBER 4 TO EMPLOYMENT AGREEMENT, effective as of February 11, 2002, is by and between Radiologix, Inc., a Delaware corporation (the "Company"), and Mark S. Martin ("Martin").

         WHEREAS, the Company and Martin entered into an Employment Agreement dated as of June 12, 1996, which was amended effective January 1, 1999, February 9, 2000, and July 1, 2000 (as amended, the "Employment Agreement"); and

         WHEREAS, the Company and Martin desire to further amend the Employment Agreement to reflect an increase in Martin's base salary and to make certain other amendments;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

                  Section 3.1 SALARY. For the performance of Martin's duties hereunder, the Company shall pay Martin an annual salary of $338,000, in equal periodic installments (less required withholdings) no less frequently than every two weeks.

         2. The second sentence of Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following new second sentence:

         In addition, notwithstanding the provisions of Section 5.2(b), if the Company terminates Martin's employment hereunder at any time following a Change of Control, then immediately upon such termination of employment, the Company shall pay Martin, in addition to the amounts required under Section 5.2(a), a lump sum severance payment in an amount equal to the sum of (i) the product of Martin's then current annual salary for one year multiplied by two plus (ii) the product of Martin's most recent annual bonus payment received for the fiscal year immediately preceding the Change of Control multiplied by two. In addition, the Company shall continue to provide Martin with the benefits described in Section 3.4 until the earlier of (i) the two-year anniversary of the date of Martin's termination of employment and (ii) the date on which Martin obtains substantially equivalent benefits from another party.

         3. Section 5.2(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

                  (b) In addition, if Martin's employment is terminated under Sections 5.1(b), (d) or (e), then the Company shall also pay Martin, immediately upon such termination of employment, a lump sum severance payment in an amount equal to Martin's then current annual salary.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number 4 to Employment Agreement effective as of the date first written above.



                                  RADIOLOGIX, INC.



                                  By:
                                      ------------------------------------------
                                      Paul M. Jolas
                                      General Counsel, Executive Vice President,
                                        and Secretary



                                  MARTIN:



                                  ----------------------------------------------
                                      Mark S. Martin




                                       2